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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 33-47733, 33-50038 and 33-55462 and Nos. 333-55148,
333-35466 and 333-75641) of Previo, Inc. (formerly known as Stac Software, Inc.) of our report dated October 26, 2001, except as to Note 10, for which the date is December 31, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers  LLP

San Diego, California
January 4, 2002